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                                                                       EXHIBIT 5

             OPINION AND CONSENT OF BROBECK, PHLEGER & HARRISON LLP

August 17, 2001

Board of Directors
i2 Technologies, Inc.
One i2 Place
11701 Luna Road
Dallas, Texas 75234

Re: Form S-8 Registration Statement for Offering of 20,000,000 Shares of Common
    Stock

Ladies and Gentlemen:

We have acted as counsel to i2 Technologies, Inc., a Delaware corporation (the "Company"), in connection with the registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of an aggregate of 20,000,000 shares of common stock (the "Shares") authorized for issuance under the i2 Technologies, Inc. 2001 Non-Officer Stock Option/Stock Issuance Plan (the "Plan").

This opinion is being furnished in accordance with the requirements of Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

We have reviewed the Company's charter documents and the corporate proceedings taken by the Company in connection with the establishment and implementation of the Plan. Based on such review, we are of the opinion that if, as and when the Shares are issued and sold (and the consideration therefore received) pursuant to (a) the provisions of stock option agreements duly authorized under the Plan and in accordance with the Registration Statement, or (b) duly authorized direct stock issuances under the Plan effected in accordance with the Registration Statement, such Shares will be duly authorized, legally issued, fully paid and nonassessable.

We consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement.

This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Plan or the Shares.

Very truly yours,

/s/ BROBECK, PHLEGER & HARRISON LLP
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Brobeck, Phleger & Harrison LLP